EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation of our report dated April 2, 2003 appearing in the Annual Report of Infinity, Inc. on Form 10-KSB for the year ended December 31, 2002 in this Registration Statement on Form S-8.



                                    /s/ Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC

August 6, 2003
Denver, Colorado